EXHIBIT 10.11
DOE F 4600.1#
(08/93)
                            U.S DEPARTMENT OF ENERGY
                      NOTICE OF FINANCIAL ASSISTANCE AWARD
                         (See Instructions on Reverse)

Under the authority of Public Law 95-91 DOE Organization Act, and P.L. 95-224 Federal Grant and Cooperative Agreement Act as amended by P.L. 97-258 and subject to legislation, regulations and policies applicable to (cite legislative program title):_________________________________________________________________

1.   PROJECT TITLE:

Long-Term Operation of a COHPAC System for Removing Mercury from Coal-Fired Flue Gas

2.   INSTRUMENT TYPE:     [ ] GRANT        [X] COOPERATIVE AGREEMENTS

3.   RECIPIENT (Name address, zip code, area code phone #)

ADA Environmental Solutions
8100 South Park Way, B-2
Littleton, CO 80120

4.   INSTRUMENT NO. DE-FC26-02NT41591

5.   AMENDMENT NO.     A000

6.   BUDGET PD.    FROM       TO:
                  9/30/02   10/30/03

7.   PROJECT PD.   FROM       TO:
                  9/30/02   10/31/05

8.   RECIPIENT PROJECT DIRECTOR (Name & Phone #.)

Michael D. Durham, Ph.d - President
(303) 734-1727

9.   RECIPIENT BUSINESS OFFICER (Name & Phone #.)

Richard Schlager - Vice President of Contract R&D
(303) 734-1727

10.  TYPE OF AWARD

[X] NEW          [ ] CONTINUATION       [ ] RENEWAL
[ ] REVISION     [ ] SUPPLEMENT

11.  DOE PROJECT OFFICER (Name address, zip code, phone #)

Scott Renninger - Contracting Officer's Representative
U.S. Dept. of Energy - NETL - MS C04
3610 Collins Ferry Road - P.O. Box 880
Morgantown, WV 26507-0880
(304) 285-4790

12.  ADMINISTERED FOR DOE (Name address, zip code, phone #)

Martin J. Brynes - Contract Specialist
U.S. Dept. of Energy - NETL 921-107
626 Cochrans Mill Road - P.O. Box 10940
Pittsburgh, PA 15236-0940
(412) 386-4486

13.  RECIPIENT TYPE

[ ] STATE GOV'T    [ ] INDIAN TRIBAL GOV'T   [ ] HOSPITAL   [X] FOR PROFIT
                                                                ORGANIZATION
[ ] INDIVIDUAL     [ ] LOCAL GOV'T           [ ] INSTITUTION OF HIGHER
                                                 EDUCATION
[ ] OTHER NONPROFIT
    ORGANIZATION   [ ] C [ ] P [ ] SP        [ ]OTHER (Specify)_____________

14.  ACCOUNTING AND APPROPRIATIONS DATA:

a. Appropriation Symbol   b. B&R Number   c. FT/AFP/OC          d. CFA Number
        89X0213              AA2025200       PEM135/JA-PE/255       6692883

15.  EMPLOYER I.D. #.   841341182

16.  BUDGET AND FUNDING INFORMATION

a. CURRENT BUDGET PERIOD INFORMATION
(1) DOE Funds Obligated This Action                         $650,000.00
(2) DOE Funds Authorized for Carry Over                           $0.00
(3) DOE Funds Previously Obligated in this Budget Period          $0.00
(4) DOE Share of Total Approved Budget                      $697,863.00
(5) Recipient Share of Total Approved Budget                $469,044.00
(6) Total Approved Budget                                 $1,166,907.00

B. CUMULATIVE OBLIGATIONS
(1) This Budget Period [Total of lines a.(1) and a.(3)]     $650,000.00
(2) Prior Budget Periods                                          $0.00
(3) Project Period to Date [Total of lines a.(1) and a.(3)] $650,000.00

17.  TOTAL ESTIMATED COST OF PROJECT: $2,375,483

(This is the current estimated cost of the project. It is not a promise to award nor an authorization to expend funds in this amount.)

18.  AWARD AGREEMENT TERMS AND CONDITIONS

This award/agreement consists of this form plus the following:
a. Special terms and conditions.
b. Applicable program regulations (specify) __________ (Date) _______
c. DOE Assistance Regulations, 10 CFR Part-600, as amended.
d. Application / proposal dated 2-8-02, [X] as submitted [ ] with changes as negotiated.

19.  REMARKS

The Financial Assistance Award is subject to the terms and conditions attached hereto in Part II, Section I through IV.

20.  EVIDENCE OF RECIPIENT ACCEPTANCE

/s/ Richard S. Schlager                        10/7/02
------------------------------------------------------
(Signature of Authorized Recipient Official)   (Date)

Richard S. Schlager
------------------------------------------------------
(Name)

Vice President
------------------------------------------------------
(Title)

21.  AWARDED BY

/s/ Raymond D. Johnson                         9/24/02
------------------------------------------------------
(Signature)                                    (Date)


Raymond D. Johnson
------------------------------------------------------
(Name)

Contracting Officer
------------------------------------------------------
(Title)

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                SECTION II - AWARDS-SPECIAL TERMS AND CONDITIONS

2.1  CONSECUTIVE NUMBERING (JAN 1999)

Due to automated procedures employed in formulating this document, clauses and provisions within it may not always be continuously numbered.

2.2  PREVAILING REGULATIONS (MAY 2002)

As indicated on the face page, Block 18c, this award is subject to the DOE Assistance Regulations of Title 10, Code of Federal Regulations, Part 600. This set of regulations may be found in most major libraries or on the World Wide Web at:
http://www.access.gpo.gov/nara/cfr/cfrhtml_00/Title_10/10cfr600_00.html

2.3  ORDER OF PRECEDENCE (AUG 2001)

In the event of any inconsistency among the provisions of this agreement, the inconsistency shall be resolved by giving precedence as follows: (a) applicable public laws; (b)10 CFR Part 600; (c) the special terms and conditions; and (d) other documents, exhibits and attachments.

2.4  STATEMENT OF SUBSTANTIAL INVOLVEMENT (JUNE 2002)

DOE anticipates having substantial involvement during the project period, through technical assistance, advice, intervention, integration with other awardees performing related activities, and technology transfer activities. In particular, the DOE is expected to play a major role in selecting and approving be tested.

RECIPIENT'S RESPONSIBILITIES: The Recipient is responsible for:

o Performing the activities supported by this award, including providing the required personnel, facilities, equipment, supplies and services;
o Defining approaches and plans, submitting the plans to DOE for review, and incorporating DOE comments;
o Managing and conducting the project activities, including coordinating with host sites;
o    Attending program review meetings and reporting project status;
o Submitting technical reports to the DOE Project Manager and incorporating DOE comments; and
o Presenting the project results at appropriate technical conferences or meetings as directed by the DOE Project Manager.

DOE RESPONSIBILITIES: DOE is responsible for:

o Reviewing in a timely manner project plans, including technology transfer plans, and redirecting the work effort if the plans do not address critical programmatic issues;
o Conducting program review meetings to ensure adequate progress and that the work accomplishes the program and project objectives. Redirecting work or shifting work emphasis, if needed
o Promoting and facilitating technology transfer activities, including disseminating program results through presentations and publications; and
o Serving as scientific/technical liaison between awardees and other program or industry staff.

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2.5  COST SHARING (MAR 2001)

The total estimated cost for the work to be accomplished under this award $2,375,483. The Recipient and the Government agree to share the allowable project costs, as costs are incurred, in accordance with the following ratios:

                           Budget Period: #1         Budget Period: #2         Budget Period: #3               Totals
                         ----------------------    ----------------------    ----------------------    ----------------------
                         From:         To:         From:         To:         From:         To:         From:         To:
                         -----         ---         -----         ---         -----         ---         -----         ---
                         9/30/02       10/30/03    10/31/03      10/30/04    10/31/04      10/31/05    9/30/02       10/31/05
                         Dollar Amt.   %           Dollar Amt.   %           Dollar Amt.   %           Dollar Amt.   %
U.S. Dept. of Energy     $697,863      59.80%      $635,252      54.15%      $23,861       67.20%      $1,356,976    57.12%
ADA Envir. Solutions     $469,044      40.20%      $537,816      45.85%      $11,647       32.80%      $1,018,507    42.88%
    Total                $1,166,907    100.00%     $1,173,068    100.00%     $35,508       100.00%     $2,375,483    100.00%

2.6  FUNDING

This award is to be incrementally funded. The DOE has currently obligated $650,000.00 and anticipates, subject to the availability of additional funds, obligating the DOE balance of $1,725,483 for a total of $2,375,483.

The Recipient shall not be obligated to continue performance of this project beyond the amount set forth in Block 16(a)(4) or $697,863.00 of the DOE F 4600.1 and the DOE is under no commitment to provide additional funding to the Recipient beyond this amount.

2.7  CONTINUATION APPLICATION (AUG 2001)

Funding for each budget period within the approved project period shall be contingent on DOE approval of a continuation application submitted no later than 60 days prior to the end of the current budget period. The continuation application shall be submitted on the SF 424. Technical and budgetary information supporting the continuation application shall be provided in accordance with 10 CFR 600.26. Forms for submission of continuation applications can be found at http://www.netl.doe.gov/business/index.html.

2.8  METHOD OF PAYMENT - ADVANCE (APR 2001)

Payment to the Recipient will be made in advance by using the Department of Treasury Automated Standard Application for Payments System (ASAP), in accordance with 10 CFR 600.122(b).

The Recipient will request advances using the ASAP payment system and will request cash only as needed for immediate disbursements, will report cash disbursements in a timely manner, and will impose the same standards of timing and amount, including reporting requirements, on secondary recipients.

If DOE subsequently determines that the recipient's financial management system does not meet the required standards of 10 CFR 600.121, or the recipient has not maintained or demonstrated the willingness and ability to maintain written procedures that minimize the time elapsing between the transfer of funds and disbursement by the recipient, advance payments may be changed to payments by reimbursement.

The Recipient is required to maintain advances of federal funds in interest bearing accounts. Any interest income earned by the Recipient on federal funds must be remitted at le ast quarterly to the cognizant DOE office. However, up to $250 of the interest earned per year may be retained by the Recipient to cover administrative expenses.

Funds advanced to the Recipient must be kept to a minimum amount necessary to meet the Recipient's cash flow needs. Cash needs shall be determined by the Recipient's cash outlay requirements and shall not be based on costs incurred. If funds are erroneously drawn in excess of the Recipient's immediate disbursement needs, the excess funds should be promptly refunded and reissued when needed. The only exception to this is when excess funds will be disbursed by the Recipient within seven calendar days or when the excess funds are less than $10,000 and will be disbursed within thirty (30) calendar days.

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2.9  ACKNOWLEDGMENT OF FEDERAL FUNDING (NOV 1998)

When issuing statements, press releases, requests for proposals, bid solicitations, and other documents describing this project, the Recipient shall clearly state (1) the percentage of the total cost of the project which will be financed with Federal money, and (2) the dollar amount of Federal funds for the project.

2.10 REAL PROPERTY - NONE (JAN 1999)

No real property may be acquired under this award.

2.11 RECIPIENT ACQUIRED PROPERTY (MAY 1999)

Reference Attachment D for a listing of property authorized for acquisition under this award. Property acquired by the Recipient under this award shall be managed in accordance with 10 CFR 600.130 to 10 CFR 600.137, and reported as prescribed in Attachment B, Federal Assistance Reporting Checklist.

2.12 FEDERALLY OWNED PROPERTY (GOVERNMENT-FURNISHED) - NONE (JAN 1999)

No Government-furnished property is provided under this award.

2.13 KEY PERSONNEL (APR 2002)

Recipient personnel considered to be essential and key to the work being performed hereunder are specified in Block 8 on the Face Page of this award.

The personnel specified in this clause are considered to be essential to the project. Before removing or replacing any key personnel, the Recipient shall notify the Contracting Officer reasonably in advance and shall submit justification (including proposed substitutions) in sufficient detail to permit evaluation of the impact on the project. No key personnel may be substituted without the Contracting Officer's approval. Such approval shall be obtained in advance of the substitution, except that the Contracting Officer may ratify a substitution which, because of exigent circumstances, was made before the Recipient could request and/or obtain the Contracting Officer's approval.

2.14 PAPERWORK REDUCTION (NOV 1998)

The award is subject to the requirements of the Paperwork Reduction Act of 1980 as implemented by the Office of Management and Budget rules, "Controlling Paperwork Burdens on the Public," published at 5 CFR 1320. These requirements apply if the Recipient will collect information from ten (10) or more respondents at the specific request of DOE, or if the award requires specific DOE approval of the information collection or the collection procedures.

The Recipient shall submit any proposed sponsored information collection to the person identified on the DOE F 4600.1 (Award Face Page, Block 12). The proposal shall be submitted at least 120 days prior to the intended date of information collection. DOE will seek the requisite approval from the Office of Management and Budget (OMB) and will promptly notify the Recipient of the disposition of the request.

2.15 PUBLIC ACCESS TO INFORMATION (APR 2000)

The Freedom of Information Act, as amended, and the DOE implementing regulations (10 CFR 1004) require DOE to release certain documents and records regarding awards to any person who provides a written request. The intended use of the information will not be a criterion for release.

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2.16 COMPLIANCE WITH BUY AMERICAN ACT (JAN 2002)

In accepting this award, the Recipient agrees to comply with sections 2 through 4 of the Act of March 3, 1933 (41 U.S.C. 10a-10c, popularly known as the "Buy American Act"). The Recipient should review the provisions of the Act to ensure that expenditures made under this award are in accordance with it.

2.17 NOTICE REGARDING THE PURCHASE OF AMERICAN-MADE EQUIPMENT AND PRODUCTS -- SENSE OF CONGRESS (JAN 2002)

It is the sense of the Congress that, to the greatest extent practicable, all equipment and products purchased with funds made available under this award should be American-made.

2.18 LOBBYING RESTRICTION (INTERIOR ACT, 2002) (JAN 2002)

The awardee agrees that none of the funds obligated on this award shall be made available for any activity or the publication or distribution of literature that in any way tends to promote public support or opposition to any legislative proposal on which Congressional action is not complete. This restriction is in addition to those prescribed elsewhere in statute and regulation.

A copy of the DOE "Lobbying Brochure" which provides a summary of the statutory and regulatory restrictions regarding lobbying activities for Federal contractors can be found at

http://professionals.pr.doe.gov/ma5/MA-5Web.nsf/Procurement/Lobbying+Brochure?
OpenDocument

2.19 NOTICE REGARDING UNALLOWABLE COSTS AND LOBBYING ACTIVITIES (NOV 1998)

Recipients of financial assistance are cautioned to carefully review the allowable cost and other provisions applicable to expenditures under their particular award instruments. If financial assistance funds are spent for purposes or in amounts inconsistent with the allowable cost or any other provisions governing expenditures in an award instrument, the government may pursue a number of remedies against the Recipient, including in appropriate circumstances, recovery of such funds, termination of the award, suspension or debarment of the Recipient from future awards, and criminal prosecution for false statements.

Particular care should be taken by the Recipient to comply with the provisions prohibiting the expenditure of funds for lobbying and related activities. Financial assistance awards may be used to describe and promote the understanding of scientific and technical aspects of specific energy technologies, but not to encourage or support political activities such as the collection and dissemination of information related to potential, planned or pending legislation.

2.20 REPORTING (NOV 1998)

Failure to comply with the reporting requirements contained in this award will be considered a material noncompliance with the terms of the award. Noncompliance may result in a withholding of future payments, suspension or termination of the current award, and withholding of future awards. A willful failure to perform, a history of failure to perform, or of unsatisfactory performance of this and/or other financial assistance awards, may also result in a debarment action to preclude future awards by Federal agencies.

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2.21 RESEARCH INVOLVING RECOMBINANT DNA MOLECULES (NOV 1998)

Any Recipient performing research involving recombinant DNA molecules and/or organisms and viruses containing recombinant DNA molecules agrees by acceptance of this award to comply with the National Institute of Health "Guidelines for Research Involving Recombinant DNA Molecules," (59 FR 34496, July 5, 1994 as amended by 59 FR 40170, 60 FR 20726, 61 FR 1482, 61 FR 10004, 62 FR 53335, 62 FR
56196, 62 FR 59032 and 63 FR 8052, "subject to change - call 301-496-9838 to obtain reference to a current version.")

2.22 SAFETY & HEALTH AND ENVIRONMENTAL PROTECTION (JAN 1999)

The Recipient shall implement the DOE work in accordance with all applicable Federal, State, and local laws, including codes, ordinances, and regulations, covering safety, health, and environmental protection.

The Recipient agrees to include this clause in first-tier subcontracts and agrees to enforce the terms of this clause.

2.23 PERMITS AND LICENSES (AUG 1999)

Within sixty - (60) days of award, the Recipient shall submit to the DOE Contracting Officer Representative (COR) a list of ES&H approvals that, in the Recipient's opinion, shall be required to complete the work under this award. The list shall include the topic of the approval being sought, the approving authority, and the expected submittal/approval schedule. The COR shall be notified as specific items are added or removed from the list and processed through their approval cycles.

The Recipient agrees to include this clause in first-tier subcontracts and agrees to enforce the terms of this clause.

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              SECTION III -AWARDS-INTELLECTUAL PROPERTY PROVISIONS

3.1  INTELLECTUAL PROPERTY PROVISIONS (JAN 1999)

The patent and technical data clauses included in this section apply to this award. As used in these applicable clauses, the term "Patent Counsel" refers to the following point of contact:

                       Intellectual Property Law Division
                       U.S. Department of Energy
                       Chicago Operations Office
                       9800 South Cass Avenue
                       Argonne, IL 60439

In any of the FAR and DEAR clauses contained in this section, use of the term "Contract" means "Award" and "Contractor" means "Recipient."

The Recipient shall include intellectual property clauses in any contract awarded in accordance with requirements of the clauses in this section and of 10 CFR Part 600.27.

3.2  PUBLICATION OF RESULTS/ACKNOWLEDGMENT STATEMENT (JAN 1999)

Publication of the results of the award is encouraged subject to any applicable restrictions in 10 CFR 600.27 (Patent and Data Provisions). Publications, as well as reports prepared under this award shall contain the following acknowledgment statement:

     "This (describe material) was prepared with the support of the U.S. Department of Energy, under Award No. DE-FC26-02NT41591. However, any opinions, findings, conclusions, or recommendations expressed herein are those of the author(s) and do not necessarily reflect the views of the DOE".

3.3  RECIPIENT PRESS RELEASES (APR 1998)

The DOE policy and procedure on planned press releases requires that all Recipient press releases be reviewed and approved by DOE prior to issuance. Therefore, the Recipient shall, at least ten (10) days prior to the planned issue date, submit a draft copy to the Contracting Officer of any planned press releases related to work performed under this award. The Contracting Officer will then obtain necessary reviews and clearances and provide the Recipient with the results of such reviews prior to the planned issue date.

3.4  CONFIDENTIAL BUSINESS INFORMATION (DEC 1999)

Data represented to the Department as being confidential business information, and which does not include "Technical Data" as that term is defined in 52.227-14 Rights in Data General clause of this agreement, shall be submitted as an attachment to the required reports and will be withheld from disclosure outside NETL to the extent permitted by law, such attachment and each page therein is stamped with the following legend and no other:

     CONFIDENTIAL BUSINESS INFORMATION
     The Recipient considers the data furnished herein to contain confidential business information that is to be withheld from disclosure outside NETL to the extent permitted by law.

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3.5  RIGHTS IN TECHNICAL DATA (FE-INSPECTION) (SEPT 1999)

Withholding of limited rights data. Notwithstanding the inclusion of clause FAR 52.227-16, Additional Technical Data Requirements, in this award or any provision of this award specifying the delivery of technical data, the Recipient may withhold limited rights data from delivery, provided that the Recipient furnishes in lieu of any such limited rights data so withheld technical data disclosing the source, size, configuration, mating and attachment characteristics, functional characteristics, and performance requirements ("Form, Fit and Function" data, e.g., specification control drawing, catalog sheets, envelope drawings, etc.), or a general description of such limited rights data where "Form, Fit and Function" data are not applicable. Such data shall be subject to the provision of clause FAR 52.227-14, Rights in Data-- General with Alternative V, paragraph (j), "Inspection Rights," and paragraph
(g), "Protection of Limited Rights Data and Restricted Computer Software."

1. The limited rights data subject to clause FAR 52.227-14 are listed below. This listing of data, which are asserted by the Recipient to be limited rights data, does not constitute an admission by the Government that the data is in fact limited rights data.

          a.   Baghouse Design
          b. Activated Carbon Storage & Handling Equipment (design is proprietary)
          c.   Activated Carbon (manufacturing process is proprietary)
          d.   Mercury Analyzer - S-CEM (design is proprietary)
          e.   Mercury Analyzer - PS Analytical) (design is proprietary)

2. Subject to clause FAR 52.227-14 paragraph (j), any limited rights data specifically used in the performance of this award shall, at the option of the Contracting Officer, be available for inspection by a designee of the Contracting Officer at the project facility.

3. The Recipient shall not introduce or utilize any limited rights data not identified in paragraph (1) above in the performance of the award without the expressed written permission of the Contracting Officer.

Minimum technical data deliverable with unlimited rights. Not withstanding any other provision of this award, the following technical data first produced under this award as a minimum, shall be delivered to the DOE with unlimited rights:

     The generation of all mercury removal data and equipment performance/balance of plant impacts obtained via sorbent injection within the COHPAC arrangement shall be available for unlimited Government use at its discretion.

3.6  52.227-1 AUTHORIZATION AND CONSENT. (JUL 1995) ALTERNATE I (APR 1984)

(a) The Government authorizes and consents to all use and manufacture of any invention described in and covered by a United States patent in the performance of this contract or any subcontract at any tier.

(b) The Contractor agrees to include, and require inclusion of, this clause, suitably modified to identify the parties, in all subcontracts at any tier for supplies or services (including construction, architectengineer services, and materials, supplies, models, samples, and design or testing services expected to exceed the simplified acquisition threshold); however, omission of this clause from any subcontract, including those at or below the simplified acquisition threshold, does not affect this authorization and consent.

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3.7  52.227-2 NOTICE AND ASSISTANCE REGARDING PATENT AND COPYRIGHT INFRINGEMENT.
     (AUG 1996)

(a) The Contractor shall report to the Contracting Officer, promptly and in reasonable written detail, each notice or claim of patent or copyright infringement based on the performance of this contract of which the Contractor has knowledge.

(b) In the event of any claim or suit against the Government on account of any alleged patent or copyright infringement arising out of the performance of this contract or out of the use of any supplies furnished or work or services performed under this contract, the Contractor shall furnish to the Government, when requested by the Contracting Officer, all evidence and information in possession of the Contractor pertaining to such suit or claim. Such evidence and information shall be furnished at the expense of the Government except where the Contractor has agreed to indemnify the Government.

(c) The Contractor agrees to include, and require inclusion of, this clause in all subcontracts at any tier for supplies or services (including construction and architect-engineer subcontracts and those for material, supplies, models, samples, or design or testing services) expected to exceed the simplified acquisition threshold at FAR 2.101.

3.8  952.227-11 PATENT RIGHTS-RETENTION BY THE CONTRACTOR (SHORT FORM). (FEB
     1995)

(a) Definitions.

     (1) "Invention" means any invention or discovery which is or may be patentable or otherwise protectable under title 35 of the United States Code, or any novel variety of plant which is or may be protected under the Plant Variety Protection Act (7 U.S.C. 2321, et seq.).

     (2) "Made" when used in relation to any invention means the conception of first actual reduction to practice of such invention.

     (3) "Nonprofit organization" means a university or other institution of higher education or an organization of the type described in section 501(c)(3) of the Internal Revenue Code of l954 (26 U.S.C. 501(c)) and exempt from taxation under section 501(a) of the Internal Revenue Code (26 U.S.C. 501(a)) or any nonprofit scientific or educational organization qualified under a state nonprofit organization statute.

     (4) "Practical application" means to manufacture, in the case of a composition or product; to practice, in the case of a process or method; or to operate, in the case of a machine or system; and, in each case, under such conditions as to establish that the invention is being utilized and that is benefits are, to the extent permitted by law or Government regulations, available to the public on reasonable terms.

     (5)  "Small business firm" means a small business concern as defined at section 2 of Pub. L. 85536 (15 U.S.C. 632) and implementing regulations of the Administrator of the Small Business Administration. For the purpose of this clause, the size standards for small business concerns involved in Government procurement and subcontracting at 13 CFR 121.3-8 and 13 CFR 121.3-12, respectively, will be used.

     (6) "Subject invention" means any invention of the contractor conceived or first actually reduced to practice in the performance of work under this contract, provided that in the case of a variety of plant, the date of determination (as defined in section 41(d) of the Plant Variety Protection Act, 7 U.S.C. 2401(d)) must also occur during the period of contract performance.

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     (7)  "Agency licensing regulations" and "agency regulations concerning the licensing of Government-owned inventions" mean the Department of Energy patent licensing regulations at 10 CFR Part 781.

(b) Allocation of principal rights. The Contractor may retain the entire right, title, and interest throughout the world to each subject invention subject to the provisions of this clause and 35 U.S.C. 203. With respect to any subject invention in which the Contractor retains title, the Federal Government shall have a nonexclusive, nontransferable, irrevocable, paid-up license to practice or have practiced for or on behalf of the United States the subject invention throughout the world.

(c) Invention disclosure, election of title, and filing of patent application by Contractor.

     (1) The Contractor will disclose each subject invention to the Department of Energy (DOE) within 2 months after the inventor discloses it in writing to Contractor personnel responsible for patent matters. The disclosure to DOE shall be in the form of a written report and shall identify the contract under which the invention was made and the inventor(s). It shall be sufficiently complete in technical detail to convey a clear understanding to the extent known at the time of the disclosure, of the nature, purpose, operation, and the physical, chemical, biological or electrical characteristics of the invention. The disclosure shall also identify any publication, on sale or public use of the invention and whether a manuscript describing the invention has been submitted for publication and, if so, whether it has been accepted for publication at the time of disclosure. In addition, after disclosure to the DOE, the Contractor will promptly notify that agency of the acceptance of any manuscript describing the invention for publication or of any on sale or public use planned by the Contractor.

     (2) The Contractor will elect in writing whether or not to retain title to any such invention by notifying DOE within 2 years of disclosure to DOE. However, in any case where publication, on sale or public use has initiated the l-year statutory period wherein valid patent protection can still be obtained in the United States, the period for election of title may be shortened by DOE to a date that is no more than 60 days prior to the end of the statutory period.

     (3) The Contractor will file its initial patent application on a subject invention to which it elects to retain title within 1 year after election of title or, if earlier, prior to the end of any statutory period wherein valid patent protection can be obtained in the United States after a publication, on sale, or public use. The Contractor will file patent applications in additional countries or international patent offices within either 10 months of the corresponding initial patent application or 6 months from the date permission is granted by the Commissioner of Patents and Trademarks to file foreign patent applications where such filing has been prohibited by a Secrecy Order.

     (4) Requests for extension of the time for disclosure, election, and filing under subparagraphs (c)(l), (2), and (3) of this clause may, at the discretion of the agency, be granted.

(d) Conditions when the Government may obtain title. The Contractor will convey to the Federal agency, upon written request, title to any subject invention -

     (1) If the Contractor fails to disclose or elect title to the subject invention within the times specified in paragraph (c) of this clause, or elects not to retain title; provided, that DOE may only request title within 60 days after le arning of the failure of the Contractor to disclose or elect within the specified times.

     (2) In those countries in which the Contractor fails to file patent applications within the times specified in paragraph (c) of this clause; provided, however, that if the Contractor has filed a patent application in a country after the times specified in paragraph (c) of this clause, but prior to its receipt of the written request of the Federal agency, the Contractor shall continue to retain title in that country.

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     (3) In any country in which the Contractor decides not to continue the prosecution of any application for, to pay the maintenance fees on, or defend in reexamination or opposition proceeding on, a patent on a subject invention.

(e) Minimum rights to Contractor and protection of the Contractor right to file.

     (1) The Contractor will retain a nonexclusive royalty-free license throughout the world in each subject invention to which the Government obtains title, except if the Contractor fails to disclose the invention within the times specified in paragraph (c) of this clause. The Contractor's license extends to its domestic subsidiary and affiliates, if any, within the corporate structure of which the Contractor is a party and includes the right to grant sublicenses of the same scope to the extent the Contractor was legally obligated to do so at the time the contract was awarded. The license is transferable only with the approval of the Federal agency, except when transferred to the successor of that part of the Contractor's business to which the invention pertains.

     (2) The Contractor's domestic license may be revoked or modified by DOE to the extent necessary to achieve expeditious practical application of subject invention pursuant to an application for an exclusive license submitted in accordance with applicable provisions at 37 CFR Part 404 and agency licensing regulations. This license will not be revoked in that field of use or the geographical areas in which the Contractor has achieved practical application and continues to make the benefits of the invention reasonably accessible to the public. The license in any foreign country may be revoked or modified at the discretion of DOE to the extent the Contractor, its licensees, or the domestic subsidiaries or affiliates have failed to achieve practical application in that foreign country.

     (3) Before revocation or modification of the license, DOE will furnish the Contractor a written notice of its intention to revoke or modify the license, and the Contractor will be allowed 30 days (or such other time as may be authorized by DOE for good cause shown by the Contractor) after the notice to show cause why the license should not be revoked or modified. The Contractor has the right to appeal, in accordance with applicable regulations in 37 CFR Part 404 and agency regulations concerning the licensing of Government owned inventions, any decision concerning the revocation or modification of the license.

(f) Contractor action to protect the Government's interest.

     (1) The Contractor agrees to execute or to have executed and promptly deliver to DOE all instruments necessary to

          (i) establish or confirm the rights the Government has throughout the world in those subject inventions to which the Contractor elects to retain title, and

          (ii) convey title to DOE when requested under paragraph (d) of this clause and to enable the government to obtain patent protection throughout the world in that subject invention.

     (2) The Contractor agrees to require, by written agreement, its employees, other than clerical and nontechnical employees, to disclose promptly in writing to personnel identified as responsible for the administration of patent matters and in a format suggested by the Contractor each subject invention made under contract in order that the Contractor can comply with the disclosure provisions of paragraph (c) of this clause, and to execute all papers necessary to file patent applications on subject inventions and to establish the Government's rights in the subject inventions. This disclosure format should require, as a minimum, the information required by subparagraph (c)(1) of this clause. The Contractor shall instruct such employees, through employee agreements or other suitable educational programs, on the importance of reporting inventions in sufficient time to permit the filing of patent applications prior to U.S. or foreign statutory bars.

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     (3) The Contractor will notify DOE of any decision not to continue the prosecution of a patent application, pay maintenance fees, or defend in a reexamination or opposition proceeding on a patent, in any country, not less than 30 days before the expiration of the response period required by the relevant patent office.

     (4) The Contractor agrees to include, within the specification of any United States patent application and any patent issuing thereon covering a subject invention, the following statement, "This invention was made with Government support under (identify the contract) awarded by the United States Department of Energy. The Government has certain rights in the invention."

(g) Subcontracts.

     (1) The Contractor will include this clause, suitably modified to identify the parties, in all subcontracts, regardless of tier, for experimental, developmental, or research work to be performed by a small business firm or domestic nonprofit organization. The subcontractor will retain all rights provided for the Contractor in this clause, and the Contractor will not, as part of the consideration for awarding the subcontract, obtain rights in the subcontractor's subject inventions.

     (2) The contractor shall include in all other subcontracts, regardless of tier, for experimental, developmental, demonstration, or research work the patent rights clause at 952.227-13.

     (3) In the case of subcontracts, at any tier, DOE, subcontractor, and the Contractor agree that the mutual obligations of the parties created by this clause constitute a contract between the subcontractor and DOE with respect to the matters covered by the clause; provided, however, that nothing in this paragraph is intended to confer any jurisdiction under the Contract Disputes Act in connection with proceedings under paragraph (j) of this clause.

(h) Reporting on utilization of subject inventions. The Contractor agrees to submit, on request, periodic reports no more frequently than annually on the utilization of a subject invention or on efforts at obtaining such utilization that are being made by the Contractor or its licensees or assignees. Such reports shall include information regarding the status of development, date of first commercial sale or use, gross royalties received, by the Contractor, and such other data and information as DOE may reasonably specify. The Contractor also agrees to provide additional reports as may be requested by DOE in connection with any march-in proceeding undertaken by that agency in accordance with paragraph (j) of this clause. As required by 35 U.S.C. 202(c)(5), DOE agrees it will not disclose such information to persons outside the Government without permission of the Contractor.

(i) Preference for United States industry. Notwithstanding any other provision of this clause, the Contractor agrees that neither it nor any assignee will grant to any person the exclusive right to use or sell any subject invention in the United States unless such person agrees that any product embodying the subject invention or produced through the use of the subject invention will be manufactured substantially in the United States. However, in individual cases, the requirement for such an agreement may be waived by DOE upon a showing by the Contractor or its assignee that reasonable but unsuccessful efforts have been made to grant licenses on similar terms to potential licensees that would be likely to manufacture substantially in the United States or that under the circumstances domestic manufacture is not commercially feasible.

(j) March-in rights. The Contractor agrees that, with respect to any subject invention in which it has acquired title, DOE has the right in accordance with the procedures in 37 CFR 401.6 and any supplemental regulations of the agency to require the Contractor, an assignee or exclusive licensee of a subject invention to grant a nonexclusive, partially exclusive, or exclusive license in any field of use to a responsible applicant or applicants, upon terms that are reasonable under the circumstances, and, if the Contractor, assignee, or exclusive licensee refuses such a request, DOE has the right to grant such a license itself if DOE determines that

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     (1) Such action is necessary because the Contractor or assignee has not taken, or is not expected to take within a reasonable time, effective steps to achieve practical application of the subject invention in such field of use;

     (2) Such action is necessary to alleviate health or safety needs which are not reasonably satisfied by the Contractor, assignee, or their licensees;

     (3) Such action is necessary to meet requirements for public use specified by Federal regulations and such requirements are not reasonably satisfied by the Contractor, assignee, or licensees; or

     (4) Such action is necessary because the agreement required by paragraph
     (i) of this clause has not been obtained or waived or because a licensee of the exclusive right to use or sell any subject invention in the United States is in breach of such agreement.

(k) Special provisions for contracts with nonprofit organizations. If the Contractor is a nonprofit organization, it agrees that -

     (1) Rights to a subject invention in the United States may not be assigned without the approval of the Federal agency, except where such assignment is made to an organization which has as one of its primary functions the management of inventions; provided, that such assignee will be subject to the same provisions as the Contractor;

     (2) The Contractor will share royalties collected on a subject invention with the inventor, including Federal employee co-inventors (when DOE deems it appropriate) when the subject invention is assigned in accordance with 35 U.S.C. 202(e) and 37 CFR 401.10;

     (3) The balance of any royalties or income earned by the Contractor with respect to subject inventions, after payment of expenses (including payments to inventors) incidental to the administration of subject inventions will be utilized for the support of scientific research or education; and

     (4) It will make efforts that are reasonable under the circumstances to attract licensees of subject inventions that are small business firms, and that it will give a preference to a small business firm when licensing a subject invention if the Contractor determines that the small business firm has a plan or proposal for marketing the invention which, if executed, is equally as likely to bring the invention to practical application as any plans or proposals from applicants that are not small business firms; provided, that the Contractor is also satisfied that the small business firm has the capability and resources to carry out its plan or proposal. The decision whether to give a preference in any specific case will be at the discretion of the contractor. However, the Contractor agrees that the Secretary of Commerce may review the Contractor's licensing program and decisions regarding small business applicants, and the Contractor will negotiate changes to its licensing policies, procedures, or practices with the Secretary of Commerce when that Secretary's review discloses that the Contractor could take reasonable steps to more effectively implement the requirements of this subparagraph (k)(4).

(l) Communications.

     (1) The contractor shall direct any notification, disclosure, or request to DOE provided for in this clause to the DOE patent counsel assisting the DOE contracting activity, with a copy of the communication to the Contracting Officer.

     (2) Each exercise of discretion or decision provided for in this clause, except subparagraph (k)(4), is reserved for the DOE Patent Counsel and is not a claim or dispute and is not subject to the Contract Disputes Act of 1978.

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     (3) Upon request of the DOE Patent Counsel or the contracting officer, the contractor shall provide any or all of the following:

          (i) a copy of the patent application, filing date, serial number and title, patent number, and issue date for any subject invention in any country in which the contractor has applied for a patent;

          (ii) a report, not more often than annually, summarizing all subject inventions which were disclosed to DOE individually during the reporting period specified; or

          (iii) a report, prior to closeout of the contract, listing all subject inventions or stating that there were none.

3.9  FAR 52.227-14 RIGHTS IN DATA -GENERAL. (JUN 1987) WITH ALT. V (JUN 1987)

This clause is amended by DEAR 927.409 (JAN 1999) and 10 CFR 600.27

(a) Definitions.

(1) "Computer databases," as used in this clause, means a collection of data in a form capable of, and for the purpose of, being stored in, processed, and operated on by a computer. The term does not include computer software.

(2) "Computer software," as used in this clause, means (i) computer programs which are data comprising a series of instructions, rules, routines, or statements, regardless of the media in which recorded, that allow or cause a computer to perform a specific operation or series of operations and (ii) data comprising source code listings, design details, algorithms, processes, flow charts, formulae, and related material that would enable the computer program to be produced, created, or compiled. The term does not include computer databases.

(3) "Data," as used in this clause, means recorded information, regardless of form or the media on which it may be recorded. The term includes technical data and computer software. For the purposes of this clause, the term does not include data incidental to the administration of this award, such as financial, administrative, cost and pricing, or management information.

(4) "Form, fit, and function data," as used in this clause, means data relating to items, components, or processes that are sufficient to enable physical and functional interchangeability, as well as data identifying source, size, configuration, mating, and attachment characteristics, functional characteristics, and performance requirements; except that for computer software it means data identifying source, functional characteristics, and performance requirements but specifically excludes the source code, algorithm, process, formulae, and flow charts of the software.

(5) "Limited rights data," as used in this clause, means data, other than computer software, developed at private expense that embody trade secrets or are commercial or financial and confidential or privileged. The Government's rights to use, duplicate, or disclose limited rights data are as set forth in the Limited Rights Notice of subparagraph (g)(2) of this section if included in this clause.

(6) "Restricted computer software," as used in this clause, means computer software developed at private expense and that is a trade secret; is commercial or financial and is confidential or privileged; or is published copyrighted computer software, including minor modifications of any such computer software. The Government's rights to use, duplicate, or disclose restricted computer software are as set forth in the Restricted Rights Notice of subparagraph (g)(3) of this section if included in this clause.

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(7) "Technical data," as used in this clause, means recorded data, regardless of form or characteristic, that are of a scientific or technical nature. Technical data does not include computer software, but does include manuals and instructional materials and technical data formatted as a computer data base.

(8) "Unlimited rights," as used in this clause, means the rights of the Government to use, disclose, reproduce, prepare derivative works, distribute copies to the public, including by electronic means, and perform publicly and display publicly, in any manner, including by electronic means, and for any purpose whatsoever, and to have or permit others to do so.

(b) Allocation of rights.

(1) Except as provided in paragraph (c) of this clause regarding copyright, the Government shall have unlimited rights in -

(i) Data first produced in the performance of this award;

(ii) Form, fit, and function data delivered under this award;

(iii) Data delivered under this award (except for restricted computer software) that constitute manuals or instructional and training material for installation, operation, or routine maintenance and repair of items, components, or processes delivered or furnished for use under this award; and

(iv) All other data delivered under this award unless provided otherwise for limited rights data or restricted computer software in accordance with paragraph
(g) of this clause.

(2) The Recipient shall have the right to -

(i) Use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Recipient in the performance of this award, unless provided otherwise in paragraph (d) of this clause;

(ii) Protect from unauthorized disclosure and use those data which are limited rights data or restricted computer software to the extent provided in paragraph
(g) of this clause;

(iii) Substantiate use of, add or correct limited rights, restricted rights, or copyright notices and to take other appropriate action, in accordance with paragraphs (e) and (f) of this clause; and

(iv) Establish claim to copyright subsisting in data first produced in the performance of this award to the extent provided in subparagraph (c)(1) of this clause.

(c) Copyright -

(1) Data first produced in the performance of this award. Unless provided otherwise in paragraph (d) of this clause, the Recipient may establish, without prior approval of the Contracting Officer, claim to copyright subsisting in scientific and technical articles based on or containing data first produced in the performance of this award and published in academic, technical or professional journals, symposia proceedings or similar works. The prior, express written permission of the Contracting Officer is required to establish claim to copyright subsisting in all other data first produced in the performance of this award. When claim to copyright is made, the Recipient shall affix the applicable copyright notices of 17 U.S.C. 401 or 402 and acknowledgment of Government sponsorship (including award number) to the data when such data are delivered to the Government, as well as when the data are published or deposited for registration as a published work in the U.S. Copyright Office. For data other than computer software the Recipient grants to the Government, and others acting on its behalf, a paid-up, nonexclusive, irrevocable worldwide license in such copyrighted data to reproduce, prepare derivative works, distribute copies to the public, and perform publicly and display publicly, by or on behalf of the Government. For computer software, the Recipient grants to the Government and others acting in its behalf, a paid-up nonexclusive, irrevocable worldwide license in such copyrighted computer software to reproduce, prepare derivative works, and perform publicly and display publicly by or on behalf of the Government.

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(2) Data not first produced in the performance of this award. The Recipient shall not, without prior written permission of the Contracting Officer, incorporate in data delivered under this award any data not first produced in the performance of this award and which contains the copyright notice of 17 U.S.C. 401 or 402, unless the Recipient identifies such data and grants to the Government, or acquires on its behalf, a license of the same scope as set forth in subparagraph (c)(1) of this clause; provided, however, that if such data are computer software the Government shall acquire a copyright license as set forth in subparagraph (g)(3) of this clause if included in this award or as otherwise may be provided in a collateral agreement incorporated in or made part of this award.

(3) Removal of copyright notices. The Government agrees not to remove any copyright notices placed on data pursuant to this paragraph (c), and to include such notices on all reproductions of the data.

(d) Release, publication and use of data.

(1) The Recipient shall have the right to use, release to others, reproduce, distribute, or publish any data first produced or specifically used by the Recipient in the performance of this award, except to the extent such data may be subject to the Federal export control or national security laws or regulations, or unless otherwise provided in this paragraph of this clause or expressly set forth in this award.

(2) The Recipient agrees that to the extent it receives or is given access to data necessary for the performance of this award that contain restrictive markings, the Recipient shall treat the data in accordance with such markings unless otherwise specifically authorized in writing by the Contracting Officer.

(3) The Recipient agrees not to assert copyright in computer software first produced in the performance of this award without prior written permission of the DOE Patent Counsel assisting the contracting activity. When such permission is granted, the Patent Counsel shall specify appropriate terms, conditions, and submission requirements to assure utilization, dissemination, and commercialization of the data. The Recipient, when requested, shall promptly deliver to Patent Counsel a duly executed and approved instrument fully confirmatory of all rights to which the Government is entitled.

(e) Unauthorized marking of data.

(1) Notwithstanding any other provisions of this award concerning inspection or acceptance, if any data delivered under this award are marked with the notices specified in subparagraph (g)(2) or (g)(3) of this clause and use of such is not authorized by this clause, or if such data bears any other restrictive or limiting markings not authorized by this award, the Contracting Officer may at any time either return the data to the Recipient, or cancel or ignore the markings. However, the following procedures shall apply prior to canceling or ignoring the markings.

(i) The Contracting Officer shall make written inquiry to the Recipient affording the Recipient 30 days from receipt of the inquiry to provide written justification to substantiate the propriety of the markings;

(ii) If the Recipient fails to respond or fails to provide written justification to substantiate the propriety of the markings within the 30-day period (or a longer time not exceeding 90 days approved in writing by the Contracting Officer for good cause shown), the Government shall have the right to cancel or ignore the markings at any time after said period and the data will no longer be made subject to any disclosure prohibitions.

(iii) If the Recipient provides written justification to substantiate the propriety of the markings within the period set in subdivision (e)(1)(i) of this clause, the Contracting Officer shall consider such written justification and determine whether or not the markings are to be canceled or ignored. If the Contracting Officer determines that the markings are authorized, the Recipient shall be so notified in writing. If the Contracting Officer determines, with concurrence of the head of the contracting activity, that the markings are not authorized, the Contracting Officer shall furnish the Recipient a written

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determination, which determination shall become the final agency decision regarding the appropriateness of the markings unless the Recipient files suit in a court of competent jurisdiction within 90 days of receipt of the Contracting Officer's decision. The Government shall continue to abide by the markings under this subdivision (e)(1)(iii) until final resolution of the matter either by the Contracting Officer's determination becoming final (in which instance the Government shall thereafter have the right to cancel or ignore the markings at any time and the data will no longer be made subject to any disclosure prohibitions), or by final disposition of the matter by court decision if suit is filed.

(2) The time limits in the procedures set forth in subparagraph (e)(1) of this clause may be modified in accordance with agency regulations implementing the Freedom of Information Act (5 U.S.C. 552) if necessary to respond to a request thereunder.

(3) This paragraph (e) does not apply if this award is for a major system or for support of a major system by a civilian agency other than NASA and the U.S. Coast Guard agency subject to the provisions of Title III of the Federal Property and Administrative Services Act of 1949.

(4) Except to the extent the Government's action occurs as the result of final disposition of the matter by a court of competent jurisdiction, the Recipient is not precluded by this paragraph (e) from bringing a claim under the Contract Disputes Act, including pursuant to the Disputes clause of this award, as applicable, that may arise as the result of the Government removing or ignoring authorized markings on data delivered under this award.

(f) Omitted or incorrect markings.

(1) Data delivered to the Government without either the limited rights or restricted rights notice as authorized by paragraph (g) of this clause, or the copyright notice required by paragraph (c) of this clause, shall be deemed to have been furnished with unlimited rights, and the Government assumes no liability for the disclosure, use, or reproduction of such data. However, to the extent the data has not been disclosed without restriction outside the Government, the Recipient may request, within 6 months (or a longer time approved by the Contracting Officer for good cause shown) after delivery of such data, permission to have notices placed on qualifying data at the Recipient's expense, and the Contracting Officer may agree to do so if the Recipient -

(i) Identifies the data to which the omitted notice is to be applied;

(ii) Demonstrates that the omission of the notice was inadvertent;

(iii) Establishes that the use of the proposed notice is authorized; and

(iv) Acknowledges that the Government has no liability with respect to the disclosure, use, or reproduction of any such data made prior to the addition of the notice or resulting from the omission of the notice.

(2) The Contracting Officer may also (i) permit correction at the Recipient's expense of incorrect notices if the Recipient identifies the data on which correction of the notice is to be made, and demonstrates that the correct notice is authorized, or (ii) correct any incorrect notices.

(g) Protection of limited rights data and restricted computer software.

(1) When data other than that listed in subdivisions (b)(1)(i), (ii), and (iii) of this clause are specified to be delivered under this award and qualify as either limited rights data or restricted computer software, if the Recipient desires to continue protection of such data, the Recipient shall withhold such data and not furnish them to the Government under this award. As a condition to this withholding, the Recipient shall identify the data being withheld and furnish form, fit, and function data in lieu thereof. Limited rights data that are formatted as a computer database for delivery to the Government are to be treated as limited rights data and not restricted computer software.

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(2) (Reserved)

(3) (Reserved)

(h) Subcontracting. The Recipient has the responsibility to obtain from its subcontractors all data and rights therein necessary to fulfill the Recipient's obligations to the Government under this award. If a subcontractor refuses to accept terms affording the Government such rights, the Recipient shall promptly bring such refusal to the attention of the Contracting Officer and not proceed with subcontract award without further authorization.

(i) Relationship to patents. Nothing contained in this clause shall imply a license to the Government under any patent or be construed as affecting the scope of any license or other right otherwise granted to the Government.

(j) The Recipient agrees, except as may be otherwise specified in this award for specific data items listed as not subject to this paragraph, that the Contracting Officer or an authorized representative may, up to three years after acceptance of all items to be delivered under this award, inspect at the Recipient's facility any data withheld pursuant to paragraph (g)(1) of this clause, for purposes of verifying the Recipient's assertion pertaining to the limited rights or restricted rights status of the data or for evaluating work performance. Where the Recipient whose data are to be inspected demonstrates to the Contracting Officer that there would be a possible conflict of interest if the inspection were made by a particular representative, the Contracting Officer shall designate an alternate inspector.

3.11 52.227-16 ADDITIONAL DATA REQUIREMENTS. (JUN 1987)

(a) In addition to the data (as defined in the clause at 52.227-14, Rights in Data - General clause or other equivalent included in this contract) specified elsewhere in this contract to be delivered, the Contracting Officer may, at any time during contract performance or within a period of 3 years after acceptance of all items to be delivered under this contract, order any data first produced or specifically used in the performance of this contract.

(b) The Rights in Data - General clause or other equivalent included in this contract is applicable to all data ordered under this Additional Data Requirements clause. Nothing contained in this clause shall require the Contractor to deliver any data the withholding of which is authorized by the Rights in Data - General or other equivalent clause of this contract, or data whic h are specifically identified in this contract as not subject to this clause.

(c) When data are to be delivered under this clause, the Contractor will be compensated for converting the data into the prescribed form, for reproduction, and for delivery.

(d) The Contracting Officer may release the Contractor from the requirements of this clause for specifically identified data items at any time during the 3-year period set forth in paragraph (a) of this clause.

3.12 52.227-23 RIGHTS TO PROPOSAL DATA (TECHNICAL). (JUN 1987)

Except for data contained on pages (n/a), it is agreed that as a condition of award of this contract, and notwithstanding the conditions of any notice appearing thereon, the Government shall have unlimited rights (as defined in the "Rights in Data - General" clause contained in this contract) in and to the technical data contained in the proposal dated 2-8-02, upon which this contract is based.

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                   SECTION IV - AWARDS - LIST OF ATTACHMENTS

4.1  LIST OF ATTACHMENTS (JAN 1999)

Attachment A -- Statement of Project Objectives
Attachment B -- Federal Assistance Reporting Checklist
Attachment C -- Budget Page(s)
Attachment D -- Recipient Acquired Property

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4.2  ATTACHMENT A -- STATEMENT OF PROJECT OBJECTIVES (JAN 1999)

                   LONG TERM OPERATION OF A COHPAC SYSTEM FOR
                   REMOVING MERCURY FROM COAL-FIRED FLUE GAS

A.   OJECTIVES

The overall objective of this program is to evaluate the long term effects of sorbent injection on mercury capture and COHPAC performance on 1/2 of the gas stream at Alabama Power's Plant Gaston Unit 3. Data from the program will be used to determine:

     1. Is sorbent injection into a high air-to-cloth ratio baghouse a viable, long term approach for mercury control; and

     2. Design criteria and costs for new baghouse/sorbent injection systems that will use a similar, polishing baghouse (TOXECON) approach.

B.   SCOPE OF WORK

Baghouse experts would agree that the only way to determine long term viability of a new baghouse application is to review performance after a minimum of 6 months and preferable a year of operation. The technical approach proposed in this effort is designed to gather both the necessary long-term data and to investigate supporting technologies that might provide improved economics or performance.

A commercial sorbent injection system will be procured that will allow for continuous operation with minimal O&M requirements. COHPAC performance will be evaluated using existing diagnostic equipment and with periodic, in-situ fabric drag measurements. Mercury measurements will be made with a dedicated mercury analyzer capable of measuring speciated, vapor phase mercury. Resources are set aside to optimize operation of the mercury analyzers to minimize on-site support. At a minimum, continuous mercury measurements will be made one week per month and during certain test periods. To reduce risk to the host site, a new set of bags will be purchased in case of irreparable degradation to the existing bags. In addition, if new, high-performance fabrics are available, we will work with EPRI and the developers to install and monitor limited numbers of these bags. After performance is optimized with the benchmark sorbent, it will be possible to perform short-term evaluations of up to 3 alternate sorbents.

C.   TASKS TO BE PERFORMED

The overall objective will be achieved through a series of technical tasks described below.

Task 1.0 - Design, Procure and Install a Sorbent Injection System
-----------------------------------------------------------------

The deliverable for this first task is an installed and operational, commercial quality dry sorbent injection system. ADA-ES will work with Norit Americas in the design and procurement of the system. Norit Americas has an impressive installation list for large activated carbon injection systems. Even so, these systems are installed on processes that have much lower flue gas volumes than most utility plants. ADA- ES will design and supply the injection manifolds and lances.

Conceptually this injection system will include bulk storage for up to 1 1/2 trucks of carbon, sorbent delivery capability from pneumatic trucks, a loss-of-weight balance for accurate tracking of carbon usage and Allen Bradley PLC control and data acquisition capabilities. The system will be designed for easy conversion to supply 100% of the Unit 3 flue gas, with the anticipation that if the results are promising, the host site may want to continue use after the end of the program.

ADA-ES will work with Alabama Power to select the installation contractor and will oversee installation, shakedown and troubleshooting.

It is expected that this task will be completed 3 months after the contract is awarded.

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Task 2.0 - Procure Mercury Analyzer
-----------------------------------

One of the most difficult tasks of our current mercury control program is the real time measurement of mercury. Apogee Scientific has provided excellent support in this task by supplying the analyzers, analyzer operation, and data acquisition and analysis.

The deliverable of this task is a mercury analyzer capable of speciated, vapor phase mercury measurements with similar reliability to the instruments used in the current program, but with reduced labor support requirements. ADA-ES will continue to work with Apogee and apply their expertise to the procurement of the best option and/or combinations of mercury measurement systems. If the state of mercury measurement still has not improved past the need for a full-time person to run the instruments, then the analyzer will be operated at least one week per month and during optimization and subsystem testing.

Task 3.0 - System Optimization
------------------------------

The first month of operation will be devoted to integrating the injection and mercury measurement systems with COHPAC and normal plant operation. It is possible that injection concentration will change over time as pressure drop performance is understood and as the performance of the upstream ESP varies. Feedback control may be required in order to vary the injection concentration to maintain the cleaning frequency below 1.5 pulses/bag/hour (practical limit determined by Alabama Power during short-term tests).

New bags will not be installed for the beginning of these tests, as the current bags are relatively new with less than 1 year of operating time. The first set of Ryton bags installed in this COHPAC baghouse remained in service for over 4 years.

Also included in this task are baseline measurements of mercury and fabric drag.

Task 4.0 - Long Term Operation and Monitoring
---------------------------------------------

The primary subtasks include:

     1. Integrating continuous injection of sorbent into the COHPAC baghouse through at least 3 seasons. This might seem like an odd way to track time, but experience has shown that particulate control equipment performs differently in the summer versus the winter months. Load capacity, ambient temperature, quality of the coal and, in this case, the performance cycle of the hot-side ESP affect COHPAC performance. Including optimization, the injection equipment will be available for operation over a 12-month period.

     2. Tracking the pressure drop/cleaning frequency characteristics and strength integrity of the fabric. Operational trends will be monitored using the existing system supplied by Southern Research Institute. Performance variables that will be monitored continuously include pressure drop, cleaning frequency, inlet grain loading, flow, and outlet opacity.

          At least 24 new, standard bags will be installed prior to beginning carbon injection for control purposes. In-situ drag (drag = pressure drop divided by air-to-cloth ratio) measurements will be made on select bags to determine baseline drag conditions. Either the EPRI portable drag tester now at TXU's Big Brown station or Southern Research's device will be used. The drag of the selected bags will be measured periodically throughout the 12-month test period to track any increase in drag or decreases in permeability of the fabric. Drag tests will also be performed on bags in the control baghouse, A-side.

     3. Periodic collection of coal and ash samples. Analyses will include ultimate and proximate, mercury and chlorine measurements of the coal, and mercury and LOI measurements of the ash. These samples will be archived and the final test samples will be determined based on mercury removal performance and test conditions. Daily coal samples will be taken during Ontario Hydro testing.

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     4.   Measuring mercury following the draft Ontario Hydro method twice during the long term tests. The conditions for these tests will be decided after review of the results.

Charles Lindsey, with ADA-ES, lives in the Birmingham, Alabama area. Mr. Lindsey will be available, if needed, for nearly full-time support of this test program. ADA-ES will be responsible for operation of the mercury analyzers, teaching Gaston personnel the operation of the injection system, ordering activated carbon and coordinating all on-site tests. ADA-ES will work with Southern Research Institute in the performance monitoring of COHPAC.

Table 1 presents a summary of the test data to be collected on the B-side baghouse and Table 2 presents comparison measurements of the test and control sides.

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               Table 1. Test Data Collected from B-Side Baghouse
                   (with Sorbent Injection) During Evaluation

                                                                   OPTIMIZATION/
PARAMETER                     SAMPLE/SIGNAL/TEST                    LONG-TERM
---------                     ------------------                    ---------
Coal                             Batch sample                          Yes
Fly ash                          Batch sample                          Yes
pH of COHPAC ash                 Batch sample                          Yes
Unit operation                  Plant Signals:                         Yes
                                  Boiler load
                          Flow rates and temperatures
Temperature      Plant signal at inlet and outlet of COHPAC            Yes
Temperature            Full traverse, inlet & outlet                  No/Yes
Duct Gas Velocity      Full traverse, inlet & outlet                  No/Yes
Mercury (total and
  speciated)        Single point, inlet and outlet with S-CEM          Yes
Mercury (total and
  speciated)            Ontario Hydro, inlet and outlet          No/Yes (2 sets)
Sorbent Injection Rate           PLC, lbs/min                          Yes
CEM data (NOx, O2, SO2)       Plant data - stack                       Yes
Stack Opacity                    Plant data                            Yes
COHPAC operation                 Plant data                            Yes
                  (pressure drop, cleaning frequency, inlet loading, flow, opacity, temperature, etc.)

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                                    Table 2
                   Test Data Collected From Test (B-side) and
                  Control (A-side) Baghouses During Evaluation

SAMPLE/SIGNAL/TEST                   CONTROL CHAMBER            TEST CHAMBER
------------------                   ---------------            ------------

COHPAC Operation                            Yes                      Yes
In-Situ Drag                        Yes (Intermittent)       Yes (Intermittent)
Mercury S-CEM Measurements          Yes (Intermittent)               Yes
Mercury Ontario Hydro Method                No                       Yes
Hopper Ash Samples                          Yes                      Yes
Test Bags (To-Be-Determined)              Possibly                   Yes

Task 5.0 - Subsystem Testing
----------------------------

This long-term test at Gaston provides an opportunity to evaluate other mercury control sorbents that may have advantages in cost and/or performance, and advanced fabrics that may enhance mercury control or COHPAC performance. Also included in this task is the procurement of a repla cement set of PPS (polyphenylene sulfide) felt bags for the B-side baghouse.

Several sorbent suppliers have asked to be contacted if additional baghouse test time is available. The commercial suppliers include STI, Sorbtech, CarboChem and Donau Carbon. In addition, EPRI has ongoing programs that both develop and evaluate new sorbents. One or more of these sorbents may be of interest to the test team.

The test plan has time set aside to evaluate three different sorbents. Each of the alternative sorbents can be evaluated for up to two weeks, with the caveat that tests will be ended early if any detrimental performance trends are noted. During these test periods, the S-CEMs will be operational, ash and coal samples will be collected, and COHPAC performance will be closely monitored.

The alternate suppliers will be asked to provide about 10,000 lbs of sorbent delivered in a pneumatic truck with compatible hose connections. Shorter tests can be considered, however, the injection system will not be able to accommodate supersack deliveries. Results from these short tests will be compiled in an informal report for the supplier.

A brief history of the PPS felt used in the COHPAC baghouse is needed to understand the importance of potential alternate fabric tests. The OEM fabric for the four COHPAC baghouses in the U.S. (Gaston Units 2 and 3 and Big Brown Units 1 and 2) was a 2.7 denier RytonTM felt. Denier is a measure of the linear density of a fiber and provides an indication of the cross section or thickness of the fibers, and Ryton was the original PPS fiber. It took several years to optimize the fabric specification for the Ryton bags at Big Brown, the first COHPAC installation. Last year the producer of Ryton fabric stopped production of the material. A direct, but unproven replacement PPS fiber is now provided by Toray Industries and in know as Torcon.

EPRI has invested significant resources to develop a fabric that had inherently higher permeability and therefore lower pressure drop. The most tested high-permeability fabric was a 6 denier instead of 2.7 denier Ryton felt. The test results after a year of operation at Big Brown showed the residual drag of the 6 denier fabric was half that of the 2.7 denier fabric. This fabric helps reduce pressure drop problems at Big Brown and the plant had switched to ordering 6 denier fabric for all bag replacements. With Ryton no longer available, the new high permeability fabric is 7 denier Torcon. This fabric has just been installed in the full-scale units at Big Brown to begin a long-term evaluation process.

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This same fabric is of interest at Gaston because the major impact on COHPAC from earlier short-term sorbent injection testing was an increase in cleaning frequency, or equivalently pressure drop. This highpermeability fabric may reduce the impact of the increased mass loading on pressure drop and allow for either higher injection rates or less performance degradation over time. Because of these ongoing developments in the design of the PPS felts, it is important to include resources to install small numbers of test bags to begin gathering the long-term data necessary to qualify the viability of the new fabric. Because these test bags will be mixed with existing bags, outlet emissions or real time pressure drop behavior can't be tracked. However, based on the work at Big Brown it is possible to evaluate performance by periodically measure in-situ drag (Bustard, et al., 2001).

Task 6.0 - Management and Reporting
-----------------------------------

A final report will be prepared documenting measurements, test procedures and results obtained in Tasks 1 through 5. This report is intended to be a stand-alone document providing a comprehensive review of the testing. This report will also include an economic analysis of the cost of controlling mercury emissions with sorbent injection.

This task also provides time for overall program management, technology transfer and time to complete DOE's reporting requirements.

D.   DELIVERABLES

Deliverables as required by the "Federal Assistance Reporting Checklist" will be prepared under this project.

E.   BRIEFINGS/TECHNICAL PRESENTATIONS

Briefings and technical information will be prepared for presentation to the DOE Contracting Officer's Representative at the initiation of the project and at the end of each designated project budget period. In addition, technical papers will be presented at DOE/NETL Annual Contractor's Review Meetings.

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NETL F 540.3-1#
(11/2001) OPI=PS10  4.3 ATTACHMENT B -- FEDERAL ASSISTANCE
(Previous Editions      REPORTING CHECKLIST (JAN 1999)
Obsolete)           FEDERAL ASSISTANCE REPORTING CHECKLIST

1.   AW ARDEE: ADA Environmental Solutions

2.   IDENTIFICATION NUMBER: DE-FC26-02NT41591

3. REPORT SUBMISSION ADDRESS: The requested quantity of all required report deliverables shall be submitted to the following address:

                      NETL AAD DOCUMENT CONTROL BLDG. 921
                           U.S. DEPARTMENT OF ENERGY
                     NATIONAL ENERGY TECHNOLOGY LABORATORY
                    P.O. BOX 10940 PITTSBURGH, PA 15236-0940

4.   PLANNING AND REPORTING REQUIREMENTS:                                FORM NO.             FREQ.   NUMBER OF COPIES

A.   PROGRAM/PROJECT MANAGEMENT
[X]  Federal Assistance Program/Project Status Report                  DOE F 4600.6             Q            2
[X]  Financial Status Report G                                      SF-269 or SF-269A         Q, FG          3
[ ]  Federal Cash Transaction Report                                      SF-272

B.   TECHNICAL (One paper copy and one PDF electronic file copy)
[X]  Technical Progress Report                                             None                 Q            4
[X]  Topical Report                                                        None                 A            4
[X]  Final Report                                                          None                 FG           4

C.   ENVIRONMENTAL
[X]  Hazardous Substance Plan                                              None                 O            3
[X]  Hazardous Waste Report                                                None                 FC           3
[ ]  Environmental Compliance Plan                                         None
[ ]  Environmental Monitoring Plan                                         None
[ ]  Environmental Status Report                                           None

D.   PROPERTY
[ ]  Annual Report of Property in the Custody of Contractors            F 580.1-8
[ ]  High Risk Property Report                                          F 580.1-25
[X]  Report of Termination or Completion Inventory               NETL F 580.1-9 and SF-120      FC           2

E.   EXCEPTION
[ ]  Conference Record                                                     None
[X]  Hot Line Report                                                       None                 A            2
[X]  Journal Articles/Conference Papers and Proceedings                    None                 A            4
[ ]  Software
[ ]  Other______________________________                                   None
[ ]  Other _____________________________                                   None

5.   FREQUENCY CODES AND DUE DATES:

A-  As required; see attached text for applicability.
C-  Change/revision, within 15 calendar days after event.
FG- Final; within ninety (90) calendar days after the project period ends. FC- Final -End of Effort.
M- Monthly; within twenty-five (25) calendar days after end of the report period.
O-  Once after award; within thirty (30) calendar days after award.
Q- Quarterly; within thirty (30) calendar days after end of the calendar quarter or portion thereof.
S- Semiannually; within thirty (30) calendar days after end of project year and project half-year.
YF- Yearly; 90 calendar days after the end of project year.
YP- Yearly Property - due 15 days after period ending 9/30.

6.   SPECIAL INSTRUCTIONS:

The forms identified in the checklist are available at http://www.netl.doe.gov/business/faapiaf/paaforms.html. Alternate formats are acceptable provided the contents remain consistent with the form. All technical reports submitted to the DOE must be accompanied by a completed and signed NETL F 510.1-5 addressing patent information.

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4.4  GENERAL INSTRUCTIONS FOR THE PREPARATION AND SUBMISSION OF REPORTS (MAY
     1999)

The Recipient shall prepare and submit (postage prepaid) the plans and reports indicated on the "Federal Assistance Reporting Checklist" to the addressee identified on the checklist. The level of detail the Recipient provides in the plans and reports shall be commensurate with the scope and complexity of the effort and shall be as delineated in the guidelines and instructions contained herein. The prime Recipient shall be responsible for acquiring data from any contractors or subrecipients to ensure that data submitted are compatible with the data elements that prime Recipients are required to submit to DOE.

4.5  FEDERAL ASSISTANCE PROGRAM/PROJECT STATUS REPORT (FORM 4600.6) (MAY 1999)

This report is a concise narrative describing the current status of the effort. The report allows Recipients to communicate developments, achievements, changes and problems. The award Recipient enters a brief narrative discussion of the following topics: approach changes; performance variances, accomplishments, or problems; open times; and status assessment and forecast. Each of these topics is addressed, as appropriate, for a given reporting period and the report is submitted periodically, as required, during the life of the project.

4.6  FINANCIAL STATUS REPORT (STANDARD FORM 269 OR 269A) (FEB 2002)

This report is used for the Recipient to provide regular periodic accounting of project funds expended. The accounting may be on either a cash or accrual basis. Actual total expenditures and obligations incurred, but not paid, are reported for each reporting period for each major activity. Provision is made to identify the Federal and non-Federal share of project outlays for each identified activity.

4.7  TECHNICAL REPORTS (SEPT 2000)

Technical Reports (SEPT 2002)

CAUTION: In order to assure that the technical report deliverables under this award are submitted in a publicly releasable form, the following guidance shall be followed.

If this award DOES NOT include Alternate II to FAR 52.227-14, Rights in Data-General, the Recipient SHALL NOT include Limited Rights Data (as defined in FAR 52.227-14) in any report or other document delivered to the Government under this award.

If this award DOES include Alternate II to FAR 52.227-14, Rights in Data-General, any Limited Rights Data (as defined in FAR 52.227-14) to be delivered shall be submitted in a SEPARATE APPENDIX to the technical report. This appendix SHALL NOT be submitted in an electronic format but rather ONE GOOD QUALITY PAPER COPY SHALL BE SENT DIRECTLY TO THE CONTRACTING OFFICER'S REPRESENTATIVE. The appendix SHALL NOT be referenced in the sanitized technical report. In accordance with FAR 52.227-14(g)(2), the appendix SHALL be marked ONLY with the authorized legend. A good quality paper copy plus an electronic version of the sanitized technical report shall be submitted in accordance with the Federal Assistance Reporting Checklist. In accordance with FAR 52.227-14(g)(1), form, fit and function data SHALL be supplied in the sanitized report in lieu of any Limited Rights Data.

Further, if this award authorizes the Recipient under the provisions of The Energy Policy Act of 1992 (EPAct) to request protection from public disclosure for a limited period of time of certain information developed under this award, such Protected EPAct Information shall be submitted in a SEPARATE APPENDIX to the technical report. This appendix shall be suitable for release after the agreed upon period of protection from public disclosure has expired. The appendix SHALL NOT be submitted in an electronic format but rather shall be submitted in ONE GOOD QUALITY PAPER COPY SHALL BE SENT DIRECTLY TO THE CONTRACTING OFFICER'S REPRESENTATIVE. The appendix SHALL be referenced in, but SHALL NOT incorporated into, the sanitized technical report. In accordance with the clause titled "Obligations as to Protected Energy Policy Act (EPAct) Information," the appendix SHALL be marked ONLY with the authorized legend. A good quality paper copy plus an electronic version of the sanitized technical report shall be submitted in accordance with the Federal Assistance Reporting Checklist.

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All TECHNICAL REPORTS submitted to the DOE MUST be accompanied by a completed and signed NETL F 510.1-5, addressing potentially patentable information.

4.8  TECHNICAL PROGRESS REPORT (ANNUAL, QUARTERLY, AND SEMI-ANNUAL) (MAY 1999)

The body of the report should contain a full account of progress, problems encountered, plans for the next reporting period, and an assessment of the prospects for future progress.

The Technical Progress Report should include sufficient detail to allow the work to be reproduced by others. Results and reduced data shall be presented together with a discussion of the relevance of the findings. When experimental systems and/or procedures are being utilized for the first time, they shall be described in detail. This description shall contain detailed information on equipment and procedures utilized, as well as providing a rationale for their use. All data reduction and transformation methods shall be fully documented. For every fourth calendar quarter for quarterly reports or every second half year for semi-annual reports, the report should be expanded to provide for detailed information on the results of the past year, problems encountered, significant accomplishments, listing of publications, presentations, and approaches to be taken the following year.

Informational items in technical progress reports shall include:

Experimental Apparatus -- A comprehensive description, including dimensioned drawings or sketches, of the apparatus and associated diagnostic measurement equipment employed to perform the experimental research.

Experimental and Operating Data -- All experimental data acquired during the course of research including detailed characterization of the sample materials subjected to experimentation.

Data Reduction -- A complete description of the methods employed to transform raw measured data into a form usable for interpretation along with any assumptions or restrictions inherent in the method and the resultant reduced data.

Hypothesis and Conclusions --Logic for drawing conclusions or developing hypotheses shall be clearly stated along with applicable assumptions or restrictions.

4.9  TOPICAL REPORT (MAY 1999)

These reports usually provide a comprehensive statement of the technical results of the work performed for a specific task or subtask of the Statement of Project Objectives, or detail significant new scientific or technical advances. If required, DOE shall review and approve the report outline prior to submission of the report.

4.10 FINAL TECHNICAL REPORT (AUG 2000)

The Final Report shall document and summarize all work performed during the award period in a comprehensive manner. It shall also present findings and/or conclusions produced as a consequence of this work. This report shall not merely be a compilation of information contained in subsequent quarterly, or other technical reports, but shall present that information in an integrated fashion, and shall be augmented with findings and conclusions drawn from the research as a whole.

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4.11 GUIDELINES FOR ORGANIZATION OF TECHNICAL REPORTS (DEC 1999)

The following sections should be included (as appropriate) in technical reports in the sequence shown. Any section denoted by an asterisk is required in all technical reports.

TITLE PAGE* -The Title Page of the report itself must contain the following information in the following sequence:

     1.   Report Title
     2.   Type of Report (Quarterly, Semi-Annual, Annual, Topical, Final)
     3.   Reporting Period Start Date
     4.   Reporting Period End Date
     5.   Principal Author(s)
     6.   Date Report was Issued (Month (spelled out) and Year (4 digits))
     7. DOE Award Number (e.g., DE-FG26-99NT12345) and if appropriate, task number
     8. Name and Address of Submitting Organization (This section should also contain the name and address of significant subcontractors or subrecipients who participated in the production of the report.)

DISCLAIMER* -- The Disclaimer must follow the title page, and must contain the following paragraph:

"This report was prepared as an account of work sponsored by an agency of the United States Government. Neither the United States Government nor any agency thereof, nor any of their employees, makes any warranty, express or implied, or assumes any legal liability or responsibility for the accuracy, completeness, or usefulness of any information, apparatus, product, or process disclosed, or represents that its use would not infringe privately owned rights. Reference herein to any specific commercial product, process, or service by trade name, trademark, manufacturer, or otherwise does not necessarily constitute or imply its endorsement, recommendation, or favoring by the United States Government or any agency thereof. The views and opinions of authors expressed herein do not necessarily state or reflect those of the United States Government or any agency thereof."

ABSTRACT* - should be a brief, concise summary of the report.

TABLE OF CONTENTS*

LIST(S) OF GRAPHICAL MATERIALS

INTRODUCTION

EXECUTIVE SUMMARY - this should be a well-organized summary that highlights the important accomplishments of the research during the reporting period. It should be no less than one page and no more than two pages in length, and should be single-spaced. This summary must be more comprehensive than the traditional "abstract."

EXPERIMENTAL* - this should describe, or reference all experimental methods being used for the research. It should also provide detail about materials and equipment being used. Standard methods can be referenced to the appropriate literature, where details can be obtained. Equipment should be described only if it is not standard, or if information is not available thru the literature or other reference publications.

RESULTS AND DISCUSSION* - It is extremely important that this section includes enough relevant data, especially statistical data, to allow the project manager to justify the conclusions. With the relevant data, explain how the data was interpreted and how it relates to the original purpose of the research. Be concise in the discussion on how this research effort solved or contributed to solving the original problem.

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CONCLUSION* - The conclusion should not simply reiterate what was already included in the "Results and Discussion" section. It should, however, summarize what has already been presented, and include any logical implications of how the successes are relevant to technology development in the future. This is extremely important, since "relevancy" continues to be a criterion of the program.

REFERENCES*
BIBLIOGRAPHY
LIST OF ACRONYMS AND ABBREVIATIONS
APPENDICES (IF NECESSARY)

Company Names and Logos -- Except as indicated above, company names, logos, or similar material should not be incorporated into reports.

Copyrighted Material -- Copyrighted material should not be submitted as part of a report unless written authorization to use such material is received from the copyright owner and is submitted to DOE with the report.

Measurement Units -- All reports to be delivered under this instrument shall use the SI Metric System of Units as the primary units of measure. When reporting units in all reports, primary SI units shall be followed by their U.S. Customary Equivalents in parentheses ( ).

The Recipient shall insert the text of this clause, including this paragraph, in all subcontracts under this award.

Note: SI is an abbreviation for "Le Systeme International d'Unites."

4.12 ELECTRONIC MEDIA STANDARD FOR PREPARATION OF TECHNICAL REPORTS (DEC 1999)

FILE FORMAT

Production of high-quality, electronic documents is dependent on the quality of the input that is provided. Thus, the Recipient shall submit one good quality paper copy using either permanent or alkaline paper plus an electronic version of each technical report.

ELECTRONIC REPORTS SHALL BE SUBMITTED IN THE ADOBE ACROBAT PORTABLE DOCUMENT FORMAT (PDF). ELECTRONIC REPORTS SUBMITTED IN A FORMAT OTHER THAN ADOBE WILL BE RETURNED AND THE REPORT CONSIDERED DELINQUENT.

Each report shall be an integrated file that contains all text, tables, diagrams, photographs, schematics, graphs, and charts.

SUBMISSION FORMAT

The electronic file(s) shall be submitted via diskette or CD-ROM. Diskettes or CD-ROMs must be labeled as follows:

     1.   DOE Award Number
     2.   Type/Frequency of Report(s)
     3.   Reporting Period (if applicable)
     4.   Name of submitting organization
     5.   Name, phone number and fax number of preparer

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Diskettes -- Diskettes must be 3.5" double -sided, high-density (1.4 M Byte capacity). If file compression software is used to transmit a PDF file spanning more than one diskette, PKZIP from PKWare, Inc., is the required compression software. State the number of diskettes in the set (e.g., 1/3)

CD-ROM -- The electronic file(s) may be submitted on an ISO9660-format CD-ROM.

FILE NAMING

In naming the electronic file, the Recipient shall use the standard eight-character naming convention for the main file name, and the three-character extension applicable to the software use, e.g., .pdf for Adobe.

For the main file name, the first five characters are the last five digits from the award number; e.g., for Award Number DE-FG26-97NT12345, the first five characters are 12345.

The next character represents the technical report and will always be designated as "R".

The remaining two characters indicate the chronological number of the particular type of report; e.g., Quarterly Technical Progress Reports for a 5-year award are numbered R01 through R20. Thus, the main file name for the sixth Quarterly Technical Progress Report under Award No. DE-FG26-99NT12345 would be 12345R06.PDF. If monthly, quarterly, annual, and a final technical report are required, the numbers would run from R01 through R86 (60 monthly reports, 20 quarterly reports, 5 annual reports, and 1 final report).

4.13 ENVIRONMENTAL (OCT 2000)

In response, in part, to the requirements of the National Environmental Policy Act of 1969 (NEPA) and other related environmental statutes, the National Energy Technology Laboratory (NETL) requires the submission of various documents that assess the environmental aspects and projected impacts of all of its proposed actions. These documents may include the following: (1) Hazardous Substance Plan, (2) Hazardous Waste Report, (3) Environmental Compliance Plan, (4) Environmental MonitoringPlan, and (5) Environmental Status Reports.

The environmental information provided in these documents will enable NETL to fulfill its responsibilities under NEPA (additional information about the requirements of the National Environmental Policy Act can be found in the DOE NEPA Compliance Guide and 10 CFR 1021) and to monitor the Recipient's compliance with other environmental regulations. The implementation of any task associated with a proposed action will be dependent upon DOE completing necessary NEPA documentation. Therefore, to minimize the risk of project delays, it is imperative that these reports be submitted in a timely manner.

The information contained herein specifies the basic environmental requirements for this award, but it is not to be interpreted as containing all necessary information for any given project. Likewise, certain aspects of the requirements may not be applicable. Accordingly, the level of information provided should be sufficient for DOE to assess the environmental implications of the proposed action.

4.14 HAZARDOUS SUBSTANCE PLAN (MAY 1999)

The Recipient shall submit a Hazardous Substance Plan not later than thirty (30) days after initial award. The Plan shall specifically identify each Hazardous Substance (as defined under 40 CFR 261, Subpart D, entitled "Lists of Hazardous Wastes") anticipated to be purchased, utilized or generated in the performance of this award. For each such Hazardous Substance identified, the Plan shall specifically provide the following information:

     1.   Description of Substance/Chemical
     2.   EPA Hazardous Waste Number
     3.   EPA Hazard Code

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     4.   Anticipated Quantity to be purchased, utilized or generated
     5.   Anticipated Hazardous Waste Transporter
     6. Anticipated Hazardous Waste Disposal Facility Contractor and Location City/Municipality, State)
     7.   Anticipated Treatment Method

4.15 HAZARDOUS WASTE REPORT (MAY 1999)

The Recipient shall submit a Hazardous Waste Report at the completion of award performance. The Report shall specifically identify each Hazardous Waste (as defined under 40 CFR 261, Subpart D, entitled "Lists of Hazardous Wastes") actually utilized, or generated in the performance of this award. For each such Hazardous Waste identified, the Report shall specifically provide the following information:

     1.   Description of Substance/Chemical
     2.   EPA Hazardous Waste Number
     3.   EPA Hazard Code
     4.   Actual Quantity Disposed
     5.   Actual Hazardous Waste Transporter
     6. Actual Hazardous Waste Disposal Facility Contractor and Location (City/Municipality, State)
     7.   Actual Disposal Date
     8.   Actual Treatment Method

The Hazardous Waste Report is intended as a final reconciliation of anticipated versus actual Hazardous Substances purchased, utilized, or generated in the performance of this award.

4.16 PROPERTY REPORTS (DEC 1999)

The NETL Property Handbook entitled "Management of Government Property in the Possession of Contractors," contains forms, instructions, and suggested formats for submission of property reports. This handbook can be found at http://www.netl.doe.gov/business/index.html.

4.17 REPORT OF TERMINATION OR COMPLETION INVENTORY (NETL F 580.1-9 AND SF-120) (SEPT 2000)

This report submitted on the NETL F 580.1-9 is due immediately upon completion or termination of the award. The SF-120 is also required if there is Government-furnished property involved. The Recipient is required to perform and cause each subcontractor to perform a physical inventory, adequate for disposal purposes, of all Government property applicable to the award.

4.18 HOT LINE REPORT (MAR 2002)

The "Hot Line Report" may be used to report a major breakthrough in research, development, or design; an event causing a significant schedule slippage or cost growth; an environmental, safety and health violation; achievement of or failure to achieve an important technical objective; or any requirement for quickly documented direction or redirection. The report shall be submitted by the most rapid means available, usually electronic, and should confirm telephone conversations with DOE representatives. Identification as a "Hot Line Report" serves notice at each link in the delivery chain that expedition in handling is required. Unless otherwise agreed by the parties involved, DOE is expected to take action and respond in a similarly timely manner. The report should include:

     1.   Recipient's name and address;
     2.   Award title and number;
     3.   Date;
     4.   Brief statement of problem or event;
     5.   Anticipated impacts; and
     6.   Corrective action taken or recommended.

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Hot line reports shall document the incidents listed below:

     1. Any single fatality or injuries requiring hospitalization of five or more individuals is to be immediately reported.

     2. Any significant environmental permit violation is to be reported as soon as possible, but within 24 hours of the discovery of the incident.

     3. Other incidents that have the potential for high visibility in the media are to be reported as quickly as possible, but within 24 hours following discovery.

     4. Any failure resulting in damage to Government-owned equipment in excess of $50,000 is to be reported as quickly as possible, but within 24 hours of the discovery of the failure.

     5. Any unplanned event which is anticipated to cause a schedule slippage or cost increase significant to the project is to be reported within 24 hours.

     6. Any verbal or written Notice of Violation of any Environmental, Safety, and Health statutes arising from the performance of this award is to be immediately reported.

     7. Any accidental spill or release which is in violation of any Environmental, Safety, and Health statutes arising from the performance of this award is to be immediately reported, but within 24 hours of the discovery of the accident.

     8. Any incident which causes a significant process or hazard control system failure, or is indicative of one which may lead to any of the above defined incidents, is to be reported as soon as possible, but within 5 days of discovery.

The requirement to submit Hot Line Reports for the incidents identified in 1, 2, 3, 6, or 7 is for the sole purpose of enabling DOE officials to respond to questions relating to such events from the media and other public.

When an incident is reported in accordance with 4, 5, 6, 7, or 8, the Recipient shall conduct an investigation of its cause and make an assessment of the adequacy of resultant action. A written report is required no later than ten
(10) calendar days following the incident and shall include an analysis of the pertinent facts regarding the cause, and a schedule of the remedial events and time periods necessary to correct the action.

When an event results in the need to issue a written or verbal statement to the local media, the statement is to be cleared first; if possible, and coordinated with NETL's Office of Public Affairs, the Contracting Officer Representative
(COR) and the Contracting Officer.

4.19 JOURNAL ARTICLES, CONFERENCE PAPERS AND PROCEEDINGS GENERATED BY A SMALL BUSINESS OR NONPROFIT ORGANIZATION FOR DOE REVIEW (SEPT 2000)

The Recipient shall submit to DOE for review and approval all documents generated by the Recipient, or any subcontractor, which communicate the results of scientific or technic al work supported by DOE under this award, whether or not specifically identified in the award, prior to submission for publication, announcement, or presentation. Such documents include journal articles, conference papers and proceedings, etc. Each such document shall be accompanied by a properly completed NETL Form 510.1- 5, "Request for Patent Clearance for Release of Contracted Research Documents."

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The Recipient shall submit a draft version of the document to the COR prior to the publication, presentation, or announcement. The COR shall review the draft version of the document and notify the Recipient of approval or recommended changes. The final version, along with a completed NETL Form 510.1-5, shall be submitted to the NETL AAD Document Control Coordinator.

The following information shall be provided for conference papers and proceedings, etc.

     1.   Name of conference
     2.   Location of conference (city, state, and country)
     3.   Date of conference (month/day/year)
     4.   Conference sponsor

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4.20 ATTACHMENT C -- BUDGET PAGE(S) (AUG 2001)

                                                     Budget       Budget       Budget
                                                     Period       Period       Period       Total
                                                       #1           #2           #3
                                                   ----------   ----------   ----------   ----------
Direct Labor          Michael Durham               $    3,130   $    6,479   $    3,353   $   12,962
                      Jean Bustard                 $    9,306   $   30,649   $    2,266   $   42,221
                      Righard Schlager             $    2,019   $    8,359   $    2,163   $   12,541
                      Cam Martin                   $    3,470   $        0   $        0   $    3,470
                      Ken Baldrey                  $      346   $        0   $        0   $      346
                      Site Engineer                $        0   $        0   $        0   $        0
                      Field Engineer/ Specialist   $   27,713   $   43,537   $        0   $   71,250
                      Engineers / Technicians      $    6,563   $   14,629   $    1,082   $   22,274
                                                   ----------   ----------   ----------   ----------
                      Total Salaries & Wages       $   52,547   $  103,653   $    8,864   $  165,064
                                                   ==========   ==========   ==========   ==========
Labor Overhead                           121.64%   $   63,918   $  126,084   $   10,782   $  200,784

Other Direct Costs    Materials & Supplies         $  300,420   $  492,400   $        0   $  792,820
                      Equipment                    $  400,000   $        0   $        0   $  400,000
                      Subcontracts                 $   75,000   $   70,000   $        0   $  145,000
                      Construction                 $        0   $        0   $        0   $        0
                      Travel                       $   18,425   $   27,972   $    5,830   $   52,227
                      Other: Host Site Expenses    $        0   $   30,000   $        0   $   30,000
                                                   $        0   $        0   $        0   $        0
                                                   ----------   ----------   ----------   ----------
                      Total Other Direct Costs     $  793,845   $  620,372   $    5,830   $1,420,047
                                                   ==========   ==========   ==========   ==========
Other Indirect Costs                      39.38%   $  256,597   $  322,959   $   10,033   $  589,588
                                                   ==========   ==========   ==========   ==========
Grand Totals                                       $1,166,907   $1,173,067   $   35,509   $2,375,483
                                                   ==========   ==========   ==========   ==========

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4.21 ATTACHMENT D -- RECIPIENT ACQUIRED PROPERTY (AUG 2001)

EQUIPMENT
                                               Estimated
                                                  Cost       How Item Was Costed
                                                  ----       -------------------
Itemized Equipment
        Norit Americas PAC Injection System     $250,000       Historical Data
        *Lances, hoses, distributor              $10,000    Engineering Estimate
        *Misc. materials and supplies            $20,000    Engineering Estimate
        PS Analytical                           $120,000        Written Quote
                                                --------
Total                                           $400,000
                                                ========

* NOTE: Although some items are listed as miscellaneous materials and supplies, those item directly relate to one specific piece of equipment.




                       EXPENDABLE MATERIALS AND SUPPLIES
                             (Continued Next Page)

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EXPENDABLE MATERIALS AND SUPPLIES

              Title                  Quantity   Measurements     Cost       per      Subtotals    Totals           Reference
              -----                  --------   ------------     ----       ---      ---------    ------           ---------

Task 1 Filter Bags                                             $258,720               $258,720              p. 1885 of McMaster-Carr
                                                                                                            Catalog 108
Task 2 2 platforms @ 25' x 15'          750     square feet      $13.11    sq ft     $9,832.50

       Handrailing = 4x25' + 4x15' +     53      3' length      $134.45    each 3'   $7,125.85              p. 1365 of McMaster-Carr
       + 40' (stair handrail)                                              length                           Catalog 108

       Stairs = 28 steps to reach         4         each      $1,298.88     each     $5,195.52              p. 1936 of McMaster-Carr
       height of 20 ft per platform                                                 ----------              Catalog 108
                                                                                    $22,153.87
                                                                                    ----------
                                                                                                            Estimated loaded craft
       Estimated Labor/Plaftorms         80       man hours      $50.00   man hour   $4,000.00              labor rate

       Estimated Labor/Installing Ports   8       man hours      $50.00   man hour     $400.00              Estimated loaded craft
                                                                                     ---------              labor rate
       Subtotal Labor                                                                $4,400.00
                                                                                     ---------

       Total Est. Cost                                                                          $26,553.87
       Contingency @ 15%                                                                         $3,983.08
       Total Est. Cost                                                                          $30,536.95
       Task Subtotal                                                                            $30,000.00
Task 3 PAC                                                                                      $10,000.00  Historical Data
       Temporary Office
       Installation                                                                              $1,500.00  Historical Data
       Temporary Office Rental                                                                     $200.00  Historical Data
                                                                                                   -------
       Task Subtotal                                                                            $11,700.00
                                                                                                ----------

Task 4 PAC                                                                                     $150,000.00  Engineering Estimate
       Source Testing                                                                           $60,000.00  Historical Data
       Misc. analyzer supplies
       and expendables                                                                          $40,000.00  Historical Data
                                                                                                            Central States
                                                                                                            Hose Invoice
       Misc. hoses and fittings                                                                  $5,103.92  #1000005902
                                                                                                            Central States
                                                                                                            Hose Invoice
       Misc. hoses and fittings                                                                  $1,157.95  #1000006172
                                                                                                            Dairy Engineering
       Misc. fittings and adapters                                                               $2,317.59  Invoice #111162
                                                                                                            Dairy Engineering
       Distribution manifold                                                                     $2,380.80  Invoice #111180
                                                                                                            Dairy Engineering
       Cone, adapters, manifold                                                                  $6,716.35  Invoice #116433
                                                                                                            Dairy Engineering
       Fitting                                                                                     $610.27  Invoice #116543
                                                                                                            Dairy Engineering
       Lances and adapters                                                                       $2,073.96  Invoice #125140
       Temporary Office Rental                                                                   $2,400.00  Historical Data
                                                                                                 ---------
       Task Subtotal                                                                           $272,400.00
                                                                                               -----------
Task 5 Materials and Supplies                                                                  $160,000.00  Engineering Estimate
       Filter bag allowance                                                                     $60,000.00  Engineering Estimate
                                                                                                ----------
       Task Subtotal                                                                           $220,000.00
                                                                                               -----------
Grand Total                                                                                       $792,820
                                                                                               ===========
